EXHIBIT 4.5

                                                       MTC Leasing Inc. (LESSOR)
                                        3310 South Service Road, Suite 202, P.O.
                                                                         Box 906
                                                     Burlington, Ontario L7R 3Y7
                                                   Tel: (905) 639-3995 Fax (905)
                                                                        639-5902

                                                                  LEASE CONTRACT
                                                              LEASE REFERENCE #

NAME OF LESSEE: Worldwide Promotional Products 2004 Corporation

CO-LESSEE NAME:

ADDRESS:          3404 25 Street NE

CITY: Calgary              PROVINCE: AB              POSTAL CODE: T1Y 6C1

CONTACT: Bruce Hannan               PHONE #: 403-313-4004    FAX #: 403-277-4001

         EQUIPMENT DESCRIPTION
1 - Multiple Currency
2 - MS9540 Scanner
1 - Barcode Printer - Zebra
1 - HP Proliant DL380 Rackmount Server with 2 x 2.8 Ghz Xeon CPU's, 2GB
        Ram 2 x 72 GB Hot swap drives (Mirrored)
1 - HP Proliant DL380 Rackmount Server w/ 1 x 2.4 Ghz Xeon CPU, 1 GB
        Ram 4 x 72 GB Hot Swap Drives (RAID5 Stripe)
3 - APC Smart UPS 1000 VA Rackmount
1 - Rackmount keyboard tray with keyboard
1 - 4 Port KVM Manual Switch w/cable kit
1 - Intel 16 Port Rackmount 100 BaseT Switch
1 - Sonicwall Pro 2040 Core VPN Router
1 - Sonicwall TZ170 10 User VPN Router for Branch Locations

SUPPLIER: PJ Business Services Ltd.         PHONE #: 403-296-2675

Term: (in months) NO. OF PMTS:  Payment AMT. #1  GST       TOTAL
         39            39         $641.38        44.90     686.28

Monthly/Quarterly/Other
         Monthly

LEASE COMMENCEMENT AUTHORIZATION:
On behalf of the lessee(s), I hereby certify that all of the Equipment referred to in this Lease Contract has been delivered to and has been received by the Lessee(s), that all installation or other work necessary prior to the use thereof has been completed, that the Equipment has been examined by the Lessee(s) and is in good operating order and condition and is in all respects satisfactory to the Lessee(s), and that the Equipment is accepted by the Lessee(s) for all purposes under this Lease Contract.
ACCORDINGLY, I AUTHORIZE LESSOR TO PURCHASE THE EQUIPMENT.

AUTHORIZED SIGNATURE OF LESSEE:

BY:/s/
-------------------------
DATE ACCEPTED BY LESSOR.            LESSEE NAME: Worldwide Promotional
                                    Products 2004 Corporation
BY:/s/                              BY:/s/
-------------------------           ------------------------------------
LEASE COMMENCEMENT DATE:

Lessor is hereby authorized to periodically draw payment under its Pre-Authorized Payment Plan from the bank account outlined below, whether it continues to be maintained at the branch named or is from time to time transferred to another branch, to cover the Rental and other amounts due under this Lease Contract.

BANK:             BRANCH:           ACCOUNT #:

AUTHORIZED CHEQUE SIGNOR: